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                                                                    EXHIBIT 23.2
                                                                    ------------

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) of Autodesk, Inc. pertaining to the Softdesk, Inc. 1992 Stock Option Plan, Softdesk, Inc. 1993 Director Stock Option Plan and Softdesk, Inc. 1993 Equity Incentive Plan of our reports dated February 20, 1996, with respect to the consolidated financial statements of Autodesk, Inc. incorporated by reference in its Annual Report (Form 10-K/A) for the year ended January 31, 1996, and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.


                                                   /s/  Ernst & Young LLP
Palo Alto, California
April 2, 1997